FILED #C15662-02
JUN 20 2002
IN THE OFFICE OF
DEAN HELLER
DEAN HELLER SECRETARY OF STATE

Articles of Incorporation

of

MK AUTOMOTIVE, INC
a Nevada corporation

I, the undersigned, the original incorporator herein named, for the purpose of forming a corporation under the general corporation laws of the State of Nevada, to do business both within and without the State of Nevada, do make and file these Articles of Incorporation hereby declaring and certifying that the facts herein stated are true:

ARTICLE I
NAME

The name of the corporation is: MK AUTOMOTIVE, INC.

ARTICLE II
RESIDENT AGENT E REGISTERED OFFICE

Section 2.01 Resident Agent. The name and address of the resident agent for service of process is
Michael R. Murphy, 15554 Blenheim Avenue, Las Vegas, Nevada 83135.

Section 2.02 Registered Office. The address of its registered office in the State of Nevada is 10554 Blenheim Avenue, Les Vegas, Nevada 89135.

Section 2.03 Other Offices. The corporation may also maintain offices for the transaction of any lawful business at such other places within or without the State of
 Nevada as it may from time to time determine. Corporate business of every legal kind and nature may be conducted, and meetings of directors and stockholders may be held outside the state of Nevada with the same effect as if in the State of Nevada.

ARTICLE III
SHARES OF STOCK

The total authorized capital stock of this corporation is Two Thousand Five Hundred ($2,500) shares. All such stock shall be designated as Common Stock. The capital stock may be issued from time to time without action by the stockholders and may be issued for such consideration as may be fixed from time to time by the Board of
Directors. The Board of Directors may issue such shares of capital stock in one or more series, at such price and in such number of each series with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions as shall be stated in the resolution or resolutions adopted by them.

ARTICLE IV
DIRECTORS

Section 4.01 Governing Board. The members of the governing board of the corporation shall be styled as directors.

Section 4.02 Initial Board of Directors. The initial Board of Directors shall consist of two (2) members. The names and addresses of the initial members of the Board of Directors are as follows:

 NAME    ADDRESS
 Michael R. Murphy  10554 Blenheim Avenue Las Vegas, Nevada 89135
 Tracy Maurstad   10554 Blenheim Avenue Las Vegas, Nevada 89135

These individuals shall serve as Directors until the first annual meeting of the stockholders or until their successors shall have been elected and qualified.

Section 4.03 Change in Number of Directors. The number
of specific or total directors may be increased or decreased by a duly adopted amendment to the By-Laws of the corporation.

ARTICLE V
INCORPORATOR

The name and address of the incorporator is Peter Alpert, Esq., 2950 East Rochelle Avenue, Las Vegas, Nevada 89121.

ARTICLE VI
DIRECTORS' AND OFFICERS' LIABILITY

A director or officer of the corporation shall not be personally liable to this corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but this article shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve
intentional misconduct, fraud or a knowing violation of law or (ii)
the payment of distributions in violation of NRS 78.300. Any repeal or modification of this Article by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts or omissions prior to such repeal or modification.

ARTICLE VII
INDEMNITY

Every person who was or is a party to, or is threatened
to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or
investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the corporation, or is or was serving at the request of the
corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss
(including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in
defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. Such right of indemnification shall not be
exclusive of any other right which such directors, officers or representatives may have or hereafter acquire, and, without
limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any by-law, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this Article.
Without limiting the application of the foregoing, the
Board of Directors may adopt by-laws from time to time with respect to indemnification, to provide at all times the fullest
indemnification permitted by the laws of the State of Nevada, and may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as director or officer of another corporation, or as its
representative in a partnership, joint venture, trust or other enterprises against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person.

The indemnification provided in this Article shall
continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

ARTICLE VIII
AMENDMENTS

This corporation reserves the right to amend, alter,
change or repeal any provision contained in these Articles of
Incorporation or its Bylaws, in the manner now or hereafter
prescribed by statute or by these Articles of Incorporation or said
Bylaws, and all rights conferred upon the stockholders are granted subject to this reservation.

ARTICLE IX
POWERS OF DIRECTORS

In furtherance, and not in limitation of the powers
conferred by statute, the Board of Directors is expressly
authorized:

(1) Subject to the Bylaws, if any, adopted by the
stockholders, to make, alter or repeal the Bylaws of the
corporation;
(2) To authorize and cause to be executed mortgages and
liens, with or without limit as to amount, upon the real and personal property of the corporation;
(3) To authorize the guaranty by the corporation of
securities, evidences of indebtedness and obligations of other persons, corporations and business entities;
(4) To set apart out of any of the funds of the
corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve; and
(5) By resolution adopted by a majority of the whole
board, to designate one or more committees, each committee to consist of one or more of the directors of the corporation, which.
to the extend provided in the resolution or in the Bylaws of the corporation, shall have and may exercise the powers of the Board of
Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the
Bylaws of the corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

All corporate powers of the corporation shall be
exercised by the Board of Directors except as otherwise provided herein or by law.

IN WITNESS WHEREOF, I have hereunto set my hand this 19th
day of June, 2002, hereby declaring and certifying that the facts stated hereinabove are true.

/s/ PETER ALPERT
PETER ALPERT, ESQ., Incorporator

ACCEPTANCE BY RESIDENT AGENT
I hereby accept the appointment as Resident Agent of MK
AUTOMOTIVE, INC
June 19th, 2002.

/s/ MICHAEL R. MURPHY
MICHAEL R. MURPHY